PRICING SUPPLEMENT NO. 49                                       Rule 424(b)(3)
DATED:  January 13, 2003                                    File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)


                                   $10,006,693,162
                           THE BEAR STEARNS COMPANIES INC.
                             Medium-Term Notes, Series B

Principal Amount:             Floating Rate Notes [x]  Book Entry Notes [x]
$175,000,000

Original Issue Date:          Fixed Rate Notes [  ]    Certificated Notes [  ]
1/16/2003

Maturity Date:  2/13/2004     CUSIP#: 073928YG2

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:  N/A
[ ]  Commercial Paper Rate              Minimum Interest Rate:  N/A
[ ]  Federal Funds Effective Rate
[ ]  Federal Funds Open Rate            Interest Reset Date(s):  Daily
[ ]  Treasury Rate                      Interest Reset Period:  Daily
[ ]  LIBOR Reuters                      Interest Payment Date(s):  *
[ ]  LIBOR Telerate
[x]  Prime Rate +
[ ]  CMT Rate

Initial Interest Rate:  TBA%             Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.86%

+    Prime Rate as reported on Telerate Page 5 under the heading "Bank
     Rates/Prime."

*    On the 13th of February, May, August, November and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.